NEWS RELEASE
February 20, 2013                        Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                  (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended December 31, 2012. Giving effect to the consolidation of TV One, net revenue was approximately $105.9 million, an increase of 8.0% from the same period in 2011.  Also giving effect to the consolidation of TV One, station operating income1 was approximately $35.7 million, an increase of 0.6% from the same period in 2011. The Company reported operating income of approximately $14.7 million compared to an operating loss of approximately $8.8 million for the same period in 2011. Net loss was approximately $17.2 million or $0.34 per share compared to net loss of $21.5 million or $0.43 per share, for the same period in 2011.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “I was pleased with our Fourth Quarter radio division performance; core radio revenues were up by 11.0% and we outperformed the markets in which we operate by 820 Bps. Normalizing for political revenues, Q4 was +2.9%. Adjusted EBITDA for the Radio Division increased 33% over prior year. Forward pacings for radio remain encouraging, with Q1 currently pacing up mid-single digits ahead of prior year. Fourth Quarter  revenues from our Cable Television division increased 6.8% from the prior period, and we were able to absorb additional programming amortization expenses and severance costs, while still delivering approximately $40 million of Adjusted EBITDA for the full year. During the quarter, we reorganized our syndicated programming and syndicated programming sales effort under the experienced and capable management of David Kantor at Reach Media, and I look forward to seeing positive results from that initiative in 2013.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
		(as adjusted)2		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)	(audited)
	(in thousands, except share data)

NET REVENUE	$105,885	$98,044	$424,573	$364,239
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	39,347	32,825	135,781	114,912
Selling, general and administrative, excluding stock-based compensation	30,868	29,754	137,725	125,459
Corporate selling, general and administrative, excluding stock-based compensation	11,350	8,482	40,353	33,696
Stock-based compensation	44	2,251	171	5,146
Depreciation and amortization	9,603	11,243	38,715	37,069
Impairment of long-lived assets	-	22,331	313	22,331
Total operating expenses	91,212	106,886	353,058	338,613
Operating income (loss)	14,673	(8,842)	71,515	25,626
INTEREST INCOME	93	234	248	354
INTEREST EXPENSE	22,296	23,108	91,150	88,330
GAIN ON INVESTMENT IN AFFILIATED COMPANY	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	-	-	-	3,287
OTHER EXPENSE, net	73	321	1,357	324
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(7,603)	(32,037)	(20,744)	79,749
PROVISION FOR (BENEFIT FROM) INCOME TAXES	7,421	(15,219)	33,235	66,686
Net (loss) income from continuing operations	(15,024)	(16,818)	(53,979)	13,063
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(117)	(109)	(137)	(160)
CONSOLIDATED NET (LOSS) INCOME	(15,141)	(16,927)	(54,116)	12,903
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,086	4,611	12,749	10,014
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,227)	$(21,538)	$(66,865)	$2,889

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	$(17,110)	$(21,429)	$(66,728)	$3,049
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(117)	(109)	(137)	(160)
CONSOLIDATED NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,227)	$(21,538)	$(66,865)	$2,889

Weighted average shares outstanding - basic3	50,042,751	49,782,016	50,015,252	50,739,447
Weighted average shares outstanding - diluted4	50,042,751	49,782,016	50,015,252	52,294,322

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PAGE 3 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS
	Three Months Ended December 31,		Year Ended December 31, 2012
	2012	2011	2012		2011
		(as adjusted)2			(as adjusted)2
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)		(audited)
	(in thousands, except per share data)

Net (loss) income from continuing operations (basic)	$(0.34)	$(0.43)	$(1.33)		$0.06
Loss from discontinued operations, net of tax (basic)	(0.00)	(0.00)	(0.00)		(0.00)
Consolidated net (loss) income attributable to common stockholders (basic)	$(0.34)	$(0.43)	$(1.34	) *	$0.06

Net (loss) income from continuing operations (diluted)	$(0.34)	$(0.43)	$(1.33)		$0.06
Loss from discontinued operations, net of tax (diluted)	(0.00)	(0.00)	(0.00)		(0.00)
Consolidated net (loss) income attributable to common stockholders (diluted)	$(0.34)	$(0.43)	$(1.34	) *	$0.06

SELECTED OTHER DATA
Station operating income 1	$35,670	$35,465	$151,067		$123,868
Station operating income margin (% of net revenue)	33.7%	36.2%	35.6%		34.0%

Station operating income reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(17,227)	$(21,538)	$(66,865)		$2,889

Add back non-station operating income items included in consolidated net (loss) income:
Interest income	(93)	(234)	(248)		(354)
Interest expense	22,296	23,108	91,150		88,330
Provision for (benefit from) income taxes	7,421	(15,219)	33,235		66,686
Corporate selling, general and administrative expenses	11,350	8,482	40,353		33,696
Stock-based compensation	44	2,251	171		5,146
Gain on investment in affiliated company	-	-	-		(146,879)
Loss on retirement of debt	-	-	-		7,743
Equity in income of affiliated company	-	-	-		(3,287)
Other expense, net	73	321	1,357		324
Depreciation and amortization	9,603	11,243	38,715		37,069
Noncontrolling interest in income of subsidiaries	2,086	4,611	12,749		10,014
Impairment of long-lived assets	-	22,331	313		22,331
Loss from discontinued operations, net of tax	117	109	137		160
Station operating income	$35,670	$35,465	$151,067		$123,868

Adjusted EBITDA5	$24,320	$26,983	$110,714		$90,172

Adjusted EBITDA reconciliation:

Consolidated net (loss) income attributable to common stockholders	$(17,227)	$(21,538)	$(66,865)		$2,889
Interest income	(93)	(234)	(248)		(354)
Interest expense	22,296	23,108	91,150		88,330
Provision for (benefit from) income taxes	7,421	(15,219)	33,235		66,686
Depreciation and amortization	9,603	11,243	38,715		37,069
EBITDA	$22,000	$(2,640)	$95,987		$194,620
Stock-based compensation	44	2,251	171		5,146
Gain on investment in affiliated company	-	-	-		(146,879)
Loss on retirement of debt	-	-	-		7,743
Equity in income of affiliated company	-	-	-		(3,287)
Other expense, net	73	321	1,357		324
Noncontrolling interest in income of subsidiaries	2,086	4,611	12,749		10,014
Impairment of long-lived assets	-	22,331	313		22,331
Loss from discontinued operations, net of tax	117	109	137		160
Adjusted EBITDA	$24,320	$26,983	$110,714		$90,172

Per share amounts do not add due to rounding*
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PAGE 4 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2012	December 31, 2011
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$57,255	$35,939
Intangible assets, net	1,202,562	1,244,861
Total assets	1,460,770	1,486,482
Total debt (including current portion)	818,718	808,904
Total liabilities	1,093,419	1,055,541
Total equity	354,498	410,598
Redeemable noncontrolling interest	12,853	20,343
Noncontrolling interest	210,698	205,063

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $5.4 million (subject to variable rates) (a)	$371,937	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,034	12.50%
6 3/8% senior subordinated notes (fixed rate)	747	6.38%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 7.50% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

    This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

    Net revenue increased to approximately $105.9 million for the quarter ended December 31, 2012, from approximately $98.0 million for the same period in 2011, an increase of 8.0%. We recognized approximately $33.5 million of revenue from our cable television segment during the three months ended December 31, 2012 compared to approximately $31.3 million for the same period in 2011.  Net revenues from our radio segment, including syndicated programming, increased 11.0% for the quarter ended December 31, 2012 compared to the same period in 2011. Reach Media’s net revenues decreased 20.9% in the fourth quarter 2012 compared to the same period in 2011 partially due to changes to certain of Reach Media’s affiliate agreements as well as advertisers who deferred spending during the quarter.  Net revenues for our internet business increased 7.7% for the three months ended December 31, 2012 compared to the same period in 2011.

    Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $81.6 million for the quarter ended December 31, 2012, up 14.8% from the approximately $71.1 million incurred for the comparable quarter in 2011. Approximately $7.6 million of the increase is a result of additional programming and technical expenses, primarily additional content amortization incurred by TV One for the quarter ended December 31, 2012 compared to the same period in 2011. The increase in TV One content amortization is a result of an increased investment in original programming as well as accelerated amortization based on programming genre. In addition, approximately $3.2 million of the increase is due to higher payroll costs associated with corporate bonuses that were earned in 2012.  Corporate bonuses had not previously been accrued or paid since 2010.

    Stock-based compensation decreased to $44,000 for the quarter ended December 31, 2012, compared to approximately $2.3 million for the same period in 2011. Increased stock-based compensation expense for the quarter ended December 31, 2011 was due to the accelerated vesting of approximately 1,000,000 shares of restricted stock representing the final portion of shares pursuant to a long-term incentive plan granted to officers and certain key employees in January 2010. Stock-based compensation requires measurement of compensation costs for all stock-based awards at fair value on date of grant and recognition of compensation expense over the service period for which awards are expected to vest.

    Depreciation and amortization expense decreased to approximately $9.6 million compared to approximately $11.2 million for the quarters ended December 31, 2012 and 2011, respectively, a decrease of 14.6%. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

    Impairment of long-lived assets for the quarter ended December 31, 2012 was $0, compared to approximately $22.3 million for the same period in 2011, a decrease of 100.0%.  Our annual 2011 impairment testing resulted in a non-cash impairment charge to goodwill in our Columbus market as well as a non-cash charge associated with Reach Media’s intangible assets.

    Interest expense decreased to approximately $22.3 million for the quarter ended December 31, 2012 compared to approximately $23.1 million for the same period in 2011. The Company made cash interest payments of approximately $21.3 million for the quarter ended December 31, 2012 compared to cash interest payments of approximately $15.5 million for the quarter ended December 31, 2011. Through May 15, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes (“Senior Subordinated Notes”) was payable, at our election, partially in cash and partially through the issuance of additional Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 15, 2012 and interest accruing on the Senior Subordinated Notes from and after May 15, 2012 accrued at a rate of 12½% and was payable in cash.

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PAGE 6 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

    The provision for income taxes for the quarter ended December 31, 2012 was approximately $7.4 million compared to a benefit from income taxes of approximately $15.2 million for the comparable period in 2011. The increase is primarily attributable to the increase in the deferred tax liability resulting from the continued tax amortization of indefinite-lived intangible assets as of December 31, 2012.  The benefit for income taxes of approximately $15.2 million for the same period in 2011 was attributable to changes in the estimated annual effective rate based on the increase in the deferred tax liability resulting from the continued tax amortization of indefinite-lived intangible assets and expected pre-tax income of the Company due to the impact of the consolidation of TV One. The Company paid $187,000 in taxes for the quarter ended December 31, 2012.

    Loss from discontinued operations, net of tax, for the quarter ended December 31, 2012 includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement). Loss from discontinued operations, net of tax, was $117,000 for the quarter ended December 31, 2012, compared to $109,000 for the same period in 2011. The activity for the three months ended December 31, 2012 and 2011 resulted primarily from our remaining station in our Boston market as well as a station in our Columbus market entering into an LMA. The loss from discontinued operations, net of tax, includes no tax provision for either of the three month periods ended December 31, 2012 or 2011.

    The decrease in noncontrolling interests in income of subsidiaries was due primarily to lower net income generated by TV One during the three months ended December 31, 2012 compared to the same period in 2011 in addition to a loss generated by Reach Media during the three months ended December 31, 2012 compared to income for the same period in 2011.

    Other pertinent financial information includes capital expenditures of approximately $2.9 million and $4.0 million for the quarters ended December 31, 2012 and 2011, respectively.  The Company did not receive dividends for the quarter ended December 31, 2012 and received approximately $8.1 million in dividends for the year ended December 31, 2012. The Company received dividends in the amount of approximately $5.1 million for the quarter ended December 31, 2011 and approximately $14.6 million for the year ended December 31, 2011. As of December 31, 2012, the Company had total debt (net of cash balances) of approximately $761.5 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet: approximately $23.9 million; Reach Media: approximately $2.4 million; and Cable Television: approximately $31.0 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of approximately $1.6 million and long-term investments of $97,000. During the quarter ended December 31, 2011, the Company repurchased 25,250 shares of Class A common stock in the amount of $32,000 and 752,132 shares of Class D common stock in the amount of $926,000.  There were no stock repurchases made during the quarter or year ended December 31, 2012.

Other Matters

    The Company also announced that its Board of Directors has approved a stock repurchase authorization. The Company has been authorized, but is not obligated, to repurchase up to $2 million worth of its Class A and/or Class D common stock in support of its stock price. Repurchases will be made from time to time in the open market or in privately negotiated transactions in accordance with applicable laws and regulations. The timing and extent of any repurchases will depend upon prevailing market conditions, the trading price of the Company’s Class A and/or Class D common stock and other factors, and subject to restrictions under applicable law. Radio One expects to implement this stock repurchase program in a manner consistent with market conditions and the interests of the stockholders, including maximizing stockholder value. Based on the closing stock prices of Radio One’s Class A and Class D common stock on February 15, 2013, the newly authorized repurchase would represent approximately 2.7% of the Company’s outstanding shares.

    Finally, the Company announced that it closed on the previously announced sale of the assets of one of its Columbus, Ohio radio stations, WJKR-FM (The Jack, 98.9 FM), to Salem Media of Ohio, Inc., a subsidiary of Salem Communications (“Salem”).  The Company sold the assets of WJKR for $4 million and the transaction closed on February 15, 2013.  The transaction was originally announced in connection with the Company’s quarterly report on Form 10-Q filed November 13, 2012.

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PAGE 7 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

Supplemental Financial Information:

    For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2012 and 2011 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2012
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$105,885	$60,184	$8,272	$5,193	$33,455	$(1,219)
OPERATING EXPENSES:
Programming and technical	39,347	12,486	5,923	1,452	20,826	(1,340)
Selling, general and administrative	30,868	22,238	1,506	4,478	2,814	(168)
Corporate selling, general and administrative	11,350	-	1,666	-	1,829	7,855
Stock-based compensation	44	15	-	-	-	29
Depreciation and amortization	9,603	1,553	291	778	6,645	336
Total operating expenses	91,212	36,292	9,386	6,708	32,114	6,712
Operating income (loss)	14,673	23,892	(1,114)	(1,515)	1,341	(7,931)
INTEREST INCOME	93	-	1	-	57	35
INTEREST EXPENSE	22,296	400	-	-	3,039	18,857
OTHER EXPENSE (INCOME), net	73	(5)	-	-	-	78
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(7,603)	23,497	(1,113)	(1,515)	(1,641)	(26,831)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	7,421	7,739	(318)	-	-	-
Net (loss) income from continuing operations	(15,024)	15,758	(795)	(1,515)	(1,641)	(26,831)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(117)	(117)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(15,141)	15,641	(795)	(1,515)	(1,641)	(26,831)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,086	-	-	-	-	2,086
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(17,227)	$15,641	$(795)	$(1,515)	$(1,641)	$(28,917)

Adjusted EBITDA5	$24,320	$25,460	$(823)	$(737)	$7,986	$(7,566)

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PAGE 9 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2011
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$98,044	$54,196	$10,454	$4,823	$31,313	$(2,742)
OPERATING EXPENSES:
Programming and technical	32,825	14,058	5,287	1,872	13,628	(2,020)
Selling, general and administrative	29,754	20,994	1,876	3,132	4,963	(1,211)
Corporate selling, general and administrative	8,482	-	1,517	-	1,974	4,991
Stock-based compensation	2,251	384	-	75	-	1,792
Depreciation and amortization	11,243	1,615	989	819	7,582	238
Impairment of long-lived assets	22,331	14,509	7,822	-	-	-
Total operating expenses	106,886	51,560	17,491	5,898	28,147	3,790
Operating (loss) income	(8,842)	2,636	(7,037)	(1,075)	3,166	(6,532)
INTEREST INCOME	234	-	3	-	198	33
INTEREST EXPENSE	23,108	426	18	-	2,424	20,240
OTHER EXPENSE (INCOME), net	321	321	-	-	8	(8)
(Loss) income before benefit from income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	(32,037)	1,889	(7,052)	(1,075)	932	(26,731)
BENEFIT FROM INCOME TAXES	(15,219)	(12,664)	(2,555)	-	-	-
Net (loss) income from continuing operations	(16,818)	14,553	(4,497)	(1,075)	932	(26,731)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(109)	(111)	-	2	-	-
CONSOLIDATED NET (LOSS) INCOME	(16,927)	14,442	(4,497)	(1,073)	932	(26,731)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,611	-	-	-	-	4,611
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,538)	$14,442	$(4,497)	$(1,073)	$932	$(31,342)

Adjusted EBITDA5	$26,983	$19,144	$1,774	$(181)	$10,748	$(4,502)

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PAGE 10 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2012
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$424,573	$236,278	$42,280	$19,852	$131,178	$(5,015)
OPERATING EXPENSES:
Programming and technical	135,781	50,664	23,865	7,636	58,094	(4,478)
Selling, general and administrative	137,725	87,799	13,121	13,543	24,768	(1,506)
Corporate selling, general and administrative	40,353	-	6,740	-	8,499	25,114
Stock-based compensation	171	67	-	-	-	104
Depreciation and amortization	38,715	6,371	1,177	3,210	26,864	1,093
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	353,058	145,214	44,903	24,389	118,225	20,327
Operating income (loss)	71,515	91,064	(2,623)	(4,537)	12,953	(25,342)
INTEREST INCOME	248	-	5	-	106	137
INTEREST EXPENSE	91,150	1,206	-	-	12,156	77,788
OTHER EXPENSE (INCOME), net	1,357	(15)	-	-	605	767
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(20,744)	89,873	(2,618)	(4,537)	298	(103,760)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	33,235	33,935	(700)	-	-	-
Net (loss) income from continuing operations	(53,979)	55,938	(1,918)	(4,537)	298	(103,760)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(137)	(137)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(54,116)	55,801	(1,918)	(4,537)	298	(103,760)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12,749	-	-	-	-	12,749
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(66,865)	$55,801	$(1,918)	$(4,537)	$298	$(116,509)

Adjusted EBITDA5	$110,714	$97,815	$(1,446)	$(1,327)	$39,817	$(24,145)

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PAGE 11 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2011
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$364,239	$221,026	$48,382	$17,529	$86,024	$(8,722)
OPERATING EXPENSES:
Programming and technical	114,912	53,618	21,206	8,563	39,082	(7,557)
Selling, general and administrative	125,459	83,997	14,105	11,342	19,016	(3,001)
Corporate selling, general and administrative	33,696	-	6,115	-	3,271	24,310
Stock-based compensation	5,146	836	-	157	-	4,153
Depreciation and amortization	37,069	6,705	3,952	3,694	21,790	928
Impairment of long-lived assets	22,331	14,509	7,822	-	-	-
Total operating expenses	338,613	159,665	53,200	23,756	83,159	18,833
Operating income (loss)	25,626	61,361	(4,818)	(6,227)	2,865	(27,555)
INTEREST INCOME	354	-	15	-	303	36
INTEREST EXPENSE	88,330	426	64	-	8,611	79,229
GAIN ON INVESTMENT IN AFFILIATED COMPANY	146,879	-	-	-	-	146,879
LOSS ON RETIREMENT OF DEBT	7,743	-	-	-	-	7,743
EQUITY IN INCOME OF AFFILIATED COMPANY	3,287	-	-	-	-	3,287
OTHER EXPENSE, net	324	266	-	-	8	50
Income (loss) before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and (loss) income from discontinued operations	79,749	60,669	(4,867)	(6,227)	(5,451)	35,625
PROVISION FOR (BENEFIT FROM) INCOME TAXES	66,686	68,655	(1,969)	-	-	-
Net income (loss) from continuing operations	13,063	(7,986)	(2,898)	(6,227)	(5,451)	35,625
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, net of tax	(160)	(164)	-	4	-	-
CONSOLIDATED NET INCOME (LOSS)	12,903	(8,150)	(2,898)	(6,223)	(5,451)	35,625
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,014	-	-	-	-	10,014
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,889	$(8,150)	$(2,898)	$(6,223)	$(5,451)	$25,611

Adjusted EBITDA5	$90,172	$83,411	$6,956	$(2,376)	$24,655	$(22,474)

-MORE-

PAGE 12 -- RADIO ONE, INC. REPORTS FOURTH QUARTER RESULTS

    Radio One, Inc. will hold a conference call to discuss its results for fourth quarter of 2012, as well as full year 2012. This conference call is scheduled for Wednesday, February 20, 2013 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-800-230-1951; international callers may dial direct (+1) 612-332-0418.

    A replay of the conference call will be available from 12:00 p.m. EST February 20, 2013 until 11:59 p.m. February 24, 2013. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 279038. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

    Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the three months ended December 31, 2012 and 2011, Radio One had 50,042,751 and 49,782,016 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the year ended December 31, 2012 and 2011, Radio One had 50,015,252 and 50,739,447 shares of common stock outstanding on a weighted average basis (basic), respectively.

4           For the three months ended December 31, 2012 and 2011, Radio One had 50,042,751 and 49,782,016 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the year ended December 31, 2012 and 2011, Radio One had 50,015,252 and 52,294,322 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.